Exhibit 99.1

NeuBase Therapeutics Announces Receipt of Notice from Nasdaq

PITTSBURGH, April 5, 2024 -- NeuBase Therapeutics, Inc. (Nasdaq: NBSE) (“NeuBase” or the “Company”) today reported that it received a notice (the “Notice) on April 4, 2024 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”) as a result of its failure to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K”) in a timely manner.

This Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market. Under Nasdaq rules, the Company has 60 calendar days from receipt of the Notice, or until June 3, 2024, to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Form 10-K, or until September 30, 2024, to regain compliance with the Rule.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements are distinguished by the use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” “project,” or “intend,” the negative of these terms, and similar references to future periods. These forward-looking statements include, without limitation, statements relating to our continued listing on Nasdaq and any exception that may be granted by Nasdaq. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those risk factors contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), may cause our actual results to differ from those expressed in forward-looking statements. The Company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on the Company's current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of the Company could differ materially from those described in or implied by the statements in this press release, including: risks relating to the contemplated dissolution and liquidation of the Company, whether the Company’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses, as well as those risk factors contained in our filings with the SEC. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

NeuBase Investor Contact:

Todd Branning

Chief Financial Officer

tbranning@neubasetherapeutics.com